Exhibit 99.1

PRELIMINARY PROXY CARD SUBJECT TO COMPLETION PANACEA ACQUISITION CORP. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON [ ], 2021 The undersigned hereby appoints Scott Perlen and Sarah Marriott, and each of them (with full power to act alone), proxies and attorneys-in-fact, each with the power of substitution and revocation, and hereby authorizes and instructs each to represent and vote, in the manner directed below, all the shares of common stock of Panacea Acquisition Corp. (“Panacea”) held of record by the undersigned at the close of business on December 29, 2020, at the special meeting of stockholders (the “Special Meeting”) to be held virtually on [ ], 2021 at [ ] a.m. Pacific Time, and at any adjournment or postponement thereof, with all the powers the undersigned would have if personally present. You will be able to attend the Special Meeting by visiting https://www.cstproxy.com/panaceaacquisitioncorp/2021 and inserting Control Number ______________. The undersigned acknowledges receipt of the enclosed proxy statement and revokes all prior proxies for the Special Meeting. THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS, THIS PROXY WILL BE VOTED “FOR” EACH PROPOSAL PRESENTED TO STOCKHOLDERS. THE BOARD OF DIRECTORS OF PANACEA RECOMMENDS A VOTE “FOR” EACH OF THE PROPOSALS PRESENTED TO STOCKHOLDERS. PLEASE MARK, DATE, SIGN AND RETURN THE PROXY CARD PROMPTLY. (Continued and to be marked, dated and signed on the reverse side) Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement are available at: https://www.cstproxy.com/panaceaacquisitioncorp/2021 SEE REVERSE SIDE

THE BOARD OF DIRECTORS OF PANACEA RECOMMENDS A VOTE "FOR" PROPOSALS 1 THROUGH 6. THE BUSINESS COMBINATION PROPOSAL IS CONDITIONED UPON THE APPROVAL OF EACH OF THE OTHER PROPOSALS.

Please mark vote as indicated in this example X

1. The Business Combination Proposal — To consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of October 20, 2020, by and among Panacea, Panacea Merger Subsidiary Corp., a direct, wholly owned subsidiary of Panacea ("Merger Sub") and Nuvation Bio Inc. ("Nuvation Bio") (the "merger agreement"), pursuant to which Merger Sub will merge with and into Nuvation Bio, with Nuvation Bio surviving as a direct, wholly owned subsidiary of Panacea (the "merger"), and the merger and other transactions described in the merger agreement. FOR ☐ AGAINST ☐ ABSTAIN ☐

2. The Charter Proposals — To consider and vote upon the following amendments to Panacea's amended and restated certificate of incorporation:

2a. To change Panacea's name to "Nuvation Bio Inc." FOR ☐ AGAINST ☐ ABSTAIN ☐

2b. To eliminate certain provisions related to the purpose of special purpose acquisition corporations that will no longer be relevant following the closing of the merger. FOR ☐ AGAINST ☐ ABSTAIN ☐

2c. To increase the number of authorized shares of common stock. FOR ☐ AGAINST ☐ ABSTAIN ☐

2d. To change the rights and privileges of Class B common stock. FOR ☐ AGAINST ☐ ABSTAIN ☐

2e. To increase the number of authorized shares of "blank check" preferred stock. FOR ☐ AGAINST ☐ ABSTAIN ☐

2f. To eliminate the ability of stockholders to act by written consent. FOR ☐ AGAINST ☐ ABSTAIN ☐

2g. To eliminate the current limitations in place on the corporate opportunity doctrine. FOR ☐ AGAINST ☐ ABSTAIN ☐

2h. To (i) increase the required voting thresholds for approving certain amendments to the certificate of incorporation and any amendments to the bylaws to 66 2/3% and (ii) provide that any amendment to the certificate of incorporation that adversely affects the Class B common stock requires majority approval by its holders. FOR ☐ AGAINST ☐ ABSTAIN ☐

2i To approve all other changes, including eliminating certain provisions related to special purpose acquisition corporations that will no longer be relevant following the closing of the merger. FOR ☐ AGAINST ☐ ABSTAIN ☐

3. The NYSE Proposal — To consider and vote upon a proposal to approve, for purposes of complying with applicable listing rules of the New York Stock Exchange, (a) the issuance of approximately 91,673,000 shares of New Nuvation Bio ("New Nuvation Bio" refers to Panacea after consummation of the merger) Class A common stock and approximately 57,819,000 shares of New Nuvation Bio Class B common stock (together with the reservation of additional shares of New Nuvation Bio Class A common stock for issuance in respect of certain options issued in exchange for New Nuvation Bio outstanding pre-merger Nuvation Bio options) in accordance with the terms of the merger agreement; (b) the issuance and sale of 47,655,000 shares of New Nuvation Bio Class A common stock in the PIPE investment (as defined in the proxy statement/prospectus) to certain investors; (c) the issuance and sale of 2,500,000 forward purchase units, consisting of 2,500,000 shares of New Nuvation Bio Class A common stock and warrants to purchase 833,333 shares of New Nuvation Bio Class A common stock to funds affiliated with EcoR1 Capital, LLC, pursuant to that certain forward purchase agreement, dated as of June 30, 2020; and (d) the issuance and sale of such additional shares of New Nuvation Bio Class A common stock as EcoR1 Panacea Holdings, LLC and its affiliates may elect to purchase in order to satisfy the minimum cash closing condition as set forth in the merger agreement. FOR ☐ AGAINST ☐ ABSTAIN ☐

4. The Incentive Plan Proposal — To consider and vote upon a proposal to approve and adopt the 2021 Equity Incentive Plan (the "2021 Plan"), including the authorization of the initial share reserve under the 2021 Plan. FOR ☐ AGAINST ☐ ABSTAIN ☐

5. The ESPP Proposal — To consider and vote upon a proposal to approve and adopt the Employee Stock Purchase Plan (the "2021 ESPP"), including the authorization of the initial share reserve under the 2021 ESPP. FOR ☐ AGAINST ☐ ABSTAIN ☐

6. The Adjournment Proposal — To consider and vote upon a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Special Meeting, there are not sufficient votes to approve the Business Combination. FOR ☐ AGAINST ☐ ABSTAIN ☐

Date:______________________________, 2021

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Stockholder's Signature

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Stockholder's Signature (if held jointly)

Signature should agree with name printed hereon. If shares are held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

PLEASE SIGN, DATE AND RETURN THE PROXY IN THE ENVELOPE ENCLOSED TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE ABOVE SIGNED STOCKHOLDER. IF YOU RETURN A SIGNED AND DATED PROXY BUT NO DIRECTION IS MADE, YOUR COMMON STOCK WILL BE VOTED "FOR" EACH OF THE PROPOSALS SET FORTH ABOVE.